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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2009

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1771 Post Road East Westport, CT 06880
(Mailing Address)

(203) 292-6922
Registrant’s telephone number, including area code

_______________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or about February 12, 2009, the Tirex Corporation (the “Corporation”) filed a quarterly Report on Form 10-Q relating to its financial condition and the results of operations for the three and six month periods ended December 31, 2008. In this report, the Corporation mistakenly stated that the financial statements had been reviewed by our independent accountants, as they had done for the three-month period ending September 30, 2008. In fact, the Corporation did not receive a Review Report from its independent accountants and the statement to this effect was inadvertently not included; the statement from the 10-Q for the quarter ended September 30, 2008, confirming independent review of the September 30 report, was incorrectly carried over into the Corporation’s 10-Q filed on February 12, 2009.

The Corporation will file an amended Form 10-Q concurrent with this Form 8-K. Thus, investors cannot rely on the financial statements as having been reviewed by our independent accountants.

The Corporation has opened discussions with its independent accountant, who made us aware of the incorrect disclosure and its effect of non-reliance in a letter to the Corporation dated May 20, 2009, to provide a Review Report for the period ended December 31, 2008. Once such a report will become available, an amended Form 10-Q for that period will be filed.

Management is of the opinion that there are no material differences in the financial statements of September 30, 2008 and those of December 31, 2008.

Item 8.01     Other events

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date May 21, 2009

The Tirex Corporation

/s/ John L. Threshie Jr.
John L. Threshie Jr.
President